Exhibit 10.4
FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “First Amendment”) is made as of Oct 23, 2007, by and among AMB JAPAN FINANCE Y.K., as Initial Borrower (the “Initial Borrower”), each Qualified Borrower listed on the signature pages hereto (each of the Initial Borrower and each Qualified Borrower, collectively, “Borrower”), AMB PROPERTY, L.P., as Guarantor (“AMB LP”), AMB PROPERTY CORPORATION, as Guarantor (“AMB Corporation” and together with AMB LP, the “Guarantors”), the Alternate Currency Banks (as hereinafter defined), SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent.
W I T N E S S E T H:
     WHEREAS, each of Borrower, the Guarantors and the Banks (as in the Credit Agreement) are party to that certain Amended and Restated Revolving Credit Agreement, dated as of June 23, 2006 (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”); and
     WHEREAS, the parties desire to modify the Credit Agreement upon the terms and conditions set forth herein.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
     2. Amendment to Defined Terms. (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order:
          “Alternate Currency Advances” means the RMB Advances.
          “Alternate Currency Bank” means any Bank that is a party to the RMB Credit Agreement.
          “Alternate Currency Borrower” means any RMB Borrower.
          “Alternate Currency Borrower Default” means any RMB Borrower Default.
          “Alternate Currency Borrower Event of Default” means any RMB Borrower Event of Default.
          “Alternate Currency Collateral” means RMB Collateral.

     “Alternate Currency Commitment” means the RMB Commitment.
     “Alternate Currency Commitment Proportion” means the RMB Commitment Proportion.
     “Alternate Currency Event of Default” means an RMB Event of Default.
     “Alternate Currency Facility” means the credit facility contemplated by the RMB Loan Documents.
     “Alternate Currency Letters of Credit” means RMB Letters of Credit.
     “Alternate Currency Letters of Credit Usage” means the RMB Letter of Credit Usage.
     “Alternate Currency Loan Documents” means RMB Loan Documents.
     “Immediate Alternate Currency Event of Default” means any RMB Event of Default described in Clause 11.1(v), (vi) or (vii).
     “Initial RMB Borrower” means Wealth Zipper (Shanghai) Property Development Co., Ltd.
     “Majority Alternate Currency Banks” means the Majority RMB Lenders.
     “Majority RMB Lenders” has the meaning set forth in the RMB Loan Agreement.
     “Reallocation Borrowing” has the meaning set forth in Section 4(d) of the First Amendment.
     “RMB Advances” has the meaning set forth in the RMB Credit Agreement.
     “RMB Borrower” has the meaning set forth in the RMB Credit Agreement.
     “RMB Borrower Default” has the meaning set forth in the RMB Credit Agreement.
     “RMB Borrower Event of Default” has the meaning set forth in the RMB Credit Agreement.

     “RMB Collateral” has the meaning set forth in the RMB Credit Agreement.
     “RMB Commitment” has the meaning set forth in the RMB Credit Agreement.
     “RMB Commitment Proportion” has the meaning set forth in the RMB Credit Agreement.
     “RMB Credit Agreement” means that certain RMB Revolving Credit Agreement, dated as of the date hereof, between the RMB Borrower, the RMB Lenders and the RMB Administrative Agent, which agreement is attached hereto as Exhibit A, as the same may be modified, amended, supplemented or replaced from time to time.
     “RMB Event of Default” has the meaning set forth in the RMB Credit Agreement.
     “RMB Lenders” has the meaning set forth in the RMB Credit Agreement.
     “RMB Letters of Credit” has the meaning set forth in the RMB Credit Agreement.
     “RMB Letters of Credit Usage” has the meaning set forth in the RMB Credit Agreement.
     “RMB Loan Documents” has the meaning set forth in the RMB Credit Agreement.
   (b) Section 1.1 of the Credit Agreement is hereby amended by deleting the existing definitions and replacing the same with the following definitions:
     “Credit Party” means any of Borrower, a Guarantor or an Alternate Currency Borrower, and “Credit Parties” shall mean Borrower, Guarantors and Alternate Currency Borrower, collectively.
     “Default” means any Guarantor Default, Borrower Default or any Alternate Currency Borrower Default.
     “Event of Default” means any Guarantor Event of Default, Borrower Event of Default or Alternate Currency Borrower Event of Default.
     “GAAP” means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided that, with respect to any RMB Borrower, “GAAP” shall mean the International Financial Reporting Standards issued by the International Accounting Standards Board.
          “Loan Documents” means this Agreement, the Notes, the Guaranty, the Qualified Borrower Joinder Agreement, the Ratifications, the Letter(s) of Credit, the Letter of Credit Documents, the Security Documents and the Alternate Currency Loan Documents.
          3. RMB Credit Facility. As contemplated by Section 9.5(c) of the Credit Agreement, the Initial RMB Borrower and the RMB Lenders have entered into the RMB Credit Agreement pursuant to which the RMB Borrower will have the right, at its option, to make borrowings (including RMB Letters of Credit), and the RMB Lenders will fund such borrowings, denominated in Chinese Renminbi in amounts of up to 500,000,000 Chinese Renminbi, which borrowings shall be made in accordance with the procedures set forth therein and the proceeds of which shall be used in accordance with the terms thereof.
4. Alternate Currency Borrowings.
          (a) Notwithstanding anything to the contrary contained in the Loan Documents and/or the Alternate Currency Loan Documents, in no event shall the aggregate amount of outstanding Loans at any time plus the outstanding amount of the Letter of Credit Usage plus the Yen equivalent amount of outstanding Alternate Currency Advances plus the Yen equivalent of the outstanding amount of the Alternate Currency Letters of Credit Usage, exceed the Facility Amount, and the Credit Parties shall not request, and the Banks shall not make, any Loan (or make any Letters of Credit available) or Alternate Currency Advance (or make any Alternate Currency Letters of Credit available) if, after giving effect to the making of such Loan, Letters of Credit, Alternate Currency Advance or Alternate Currency Letters of Credit, the aggregate amount of all outstanding Loans and Letters of Credit Usage and the Yen equivalent amount of all outstanding Alternate Currency Advances and Alternate Currency Letters of Credit Usage would exceed the Facility Amount.
          (b) Notwithstanding anything to the contrary contained in the Loan Documents and/or the Alternate Currency Loan Documents, in no event shall any Alternate Currency Bank be required to fund any Loans (or participate in any Letters of Credit) or any Alternate Currency Advances (or participate in any Alternate Currency Letters of Credit) if, after giving effect to the same, the Alternate Currency Bank’s share of outstanding Loans (including its Pro Rata Share of any Letters of Credit Usage) plus the Alternate Currency Bank’s share of the Yen equivalent amount of outstanding Alternate Currency Advances and outstanding Alternate Currency Letters of Credit Usage exceeds its Commitment.
          (c) Notwithstanding anything to the contrary contained in Article II of the Credit Agreement, to the extent that, as a result of its outstanding Alternate Currency

Advances or participations in Alternate Currency Letters of Credit, any Alternate Currency Bank cannot fund its full Pro Rata Share of any Borrowing (or purchase a participation in any Letter of Credit up to its full Pro Rate Share), such Alternate Currency Bank shall fund a share of such Borrowing (or purchase a participation in such Letter of Credit) up to the amount of its then available Commitment, if any, and, in such event, each of the remaining Banks whose Commitments have not yet been reached shall fund the remaining amount of such Borrowing (or purchase additional participations in the remaining amount of such Letter of Credit) on a pro rata basis only among such remaining Banks.
          (d) Notwithstanding anything to the contrary contained in Article II of the Credit Agreement, to the extent that, as a result of its outstanding Committed Loans and participations in Letters of Credit, any Alternate Currency Bank (the “Participating Banks”) cannot fund its full Alternate Currency Commitment Proportion of any Alternate Currency Advance (or purchase a participation in any Alternate Currency Letter of Credit up to its full Alternate Currency Commitment Proportion) under the Alternate Currency Loan Documents, then, at Guarantor’s option, either (A) the Borrower or Borrowers designated by Guarantor shall be deemed to have timely given a Notice of Borrowing pursuant to Section 2.2 of the Credit Agreement to the Administrative Agent, requesting a Borrowing (and all other conditions to such Borrowing shall be deemed waived or satisfied) (a “Reallocation Borrowing”) of TIBOR Loans on the date on which such Alternate Currency Advance is to be funded or Alternate Currency Letter of Credit is to be issued from the Banks that are not participating in such Alternate Currency Advance or Alternate Currency Letter of Credit (the “Non-Participating Banks”) (pro rata) and in an amount which is the lesser of (i) the aggregate amount of each Participating Bank’s share (the “Commitment Shortfall”) of such Alternate Currency Advance (or participation in such Alternate Currency Letter of Credit) which exceeds its available Alternate Currency Commitment and (ii) the aggregate amount of available Commitments of the Non-Participating Banks, or (B) the participations of the Banks under the outstanding Letter of Credit or Letters of Credit designated by Borrower shall be reallocated to reduce the participation of each Participating Bank in such Letters of Credit by an amount equal to its Commitment Shortfall and increase the amount of the participations of the Non-Participating Banks (pro rata) by an aggregate amount equal to the aggregate Commitment Shortfalls. The proceeds of such Reallocation Borrowing shall be used to repay existing Borrowings of such Participating Banks, in order to permit such Participating Banks to participate to the fullest extent possible in such Alternate Currency Advance or Alternate Currency Letter of Credit.
          5. Organizational Chart. The attached Exhibit I shall replace Exhibit I to the Credit Agreement and is a true, correct and complete (up to the tiers shown) organizational and transaction structure chart for the Initial Borrower and, as of the date hereof, the Qualified Borrowers and the Alternative Currency Borrowers.

          6. Mandatory Prepayments. Section 2.12 of the Credit Agreement shall be amended such that the current paragraph shall be subsection (a) and the following shall be inserted as subsection (b):
“If at any time the Yen equivalent of the sum of (i) the aggregate amount of outstanding Loans plus the outstanding amount of the Letter of Credit Usage plus the Yen equivalent amount of outstanding Alternate Currency Advances plus the Yen equivalent of the outstanding amount of the Alternate Currency Letters of Credit Usage, so determined by the Administrative Agent, in the aggregate, exceeds 105% of the Facility Amount, Guarantors, within three (3) Business Days after notice thereof from the Administrative Agent, shall repay (and cause the applicable Borrowers to repay) all or a portion of such Loans (or reduce the amount of outstanding Letters of Credit) or Alternate Currency Advances (or reduce the amount of outstanding Alternate Currency Letters of Credit), otherwise in accordance with the applicable terms of this Agreement, in such amount so that, following the making of any such payment or reduction, the Yen equivalent outstanding of such Loans, Letter of Credit Usage, Alternate Currency Advances and Alternate Currency Letters of Credit do not exceed the Facility Amount.”
          7. Additional Covenants. Section 5.1(k) of the Credit Agreement shall be deleted and the following inserted in lieu thereof:
“(k) annually, unaudited financial information for each Credit Party (excluding the Guarantors) prepared by such Credit Party in the ordinary course of business, together with notice from each Credit Party of any disposition or transfer by such Credit Party of any real estate asset to an Affiliate of AMB LP during the prior year; and”
          8. Events of Default/Rights and Remedies with Respect to Alternative Currency Borrower Event of Default. Section 6.2 of the Credit Agreement shall be amended such that the current paragraph shall be subsection (a) and the following shall be inserted as subsection (b):
“(b) Upon the occurrence of any Immediate Alternate Currency Event of Default with respect to any Alternate Currency Borrower, the Administrative Agent shall have the right to immediately make a claim under the Guaranty for, and demand payment by the Guarantors of, the unpaid principal amount of, and any and all accrued interest on, the Alternate Currency Advances made to such defaulting Alternative Currency Borrower and any and all accrued fees and other Obligations of such defaulting Alternate Currency Borrower under the applicable Alternate Currency Loan Documents, with all additional interest from time to time accrued thereon (the “Defaulting Alternate Currency Borrower’s Outstanding Obligations”) (it being agreed that the Guarantors’ obligations are primary and shall be enforceable against each Guarantor and its respective successors and assigns without the necessity for any suit or proceeding of any kind or nature whatsoever brought by the Administrative Agent or any of the Alternative Currency Banks against the defaulting Alternative Currency Borrower); and upon the occurrence and during the continuance of any other Alternate Currency Borrower Event of Default, the Administrative Agent, following consultation with the Alternate Currency Banks that have made Alternate Currency Advances to the defaulting Alternate Currency Borrower, may (and upon the demand of the applicable Majority Alternate Currency Banks shall), by written notice to such defaulting Alternate Currency Borrower and each Guarantor and acceleration of the Defaulting Alternate Currency Borrower’s Outstanding Obligations under the applicable Alternate Currency Loan Documents, immediately make a claim under the Guaranty for, and demand payment by, the Guarantors of the Defaulting Alternate Currency Borrower’s Outstanding Obligations (it being agreed that the Guarantors’ obligations are primary and shall be enforceable against each Guarantor and its respective successors and assigns without the necessity for any suit or proceeding of any kind or nature whatsoever brought by the Administrative Agent or any of the Alternate Currency Banks against the defaulting Alternate Currency Borrower).”
          9. Rights and Remedies. Section 6.4 of the Credit Agreement shall be deleted and the following shall be inserted in lieu thereof:
Upon the occurrence of any Guarantor Event of Default described in Sections 6.3(f), (g), (o), (q) or (r), the Commitments shall immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans, the Alternate Currency Advances and any and all accrued fees and other Obligations hereunder and/or under the other Loan Documents shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind

(including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Credit Parties; and upon the occurrence and during the continuance of any other Guarantor Event of Default, the Administrative Agent, following consultation with the Banks, may (and upon the demand of the Majority Banks shall), by written notice to the Credit Parties, in addition to the exercise of all of the rights and remedies permitted the Administrative Agent and the Banks at law or equity, hereunder or under any of the other Loan Documents, declare that the Commitments are terminated and declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans, the Alternate Currency Advances and any and all accrued fees and other Obligations hereunder and/or under the other Loan Documents to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and (except as otherwise provided in the Loan Documents) without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Credit Parties.
          10. Distributions of Proceeds after Default. Section 6.8 of the Credit Agreement shall be deleted and the following shall be inserted in lieu thereof:
“Notwithstanding anything contained herein to the contrary but subject to the provisions of Section 9.16 hereof (and the corresponding section of any Alternate Currency Loan Document), from and after an Event of Default, to the extent proceeds are received by Administrative Agent pursuant to Section 6.2 or 6.4, with respect to amounts collected under Section 6.2(a) or 6.4 hereof, such proceeds will be distributed to the Banks pro rata in accordance with the unpaid principal amount of the Loans (giving effect to any participations granted therein pursuant to Section 2.5(b) and Section 9.4) and, with respect to amounts collected under Section 6.2(b) or 6.4 hereof, such proceeds will be distributed to the applicable Alternate Currency Banks pro rata in accordance with the unpaid principal amount of the Alternate Currency Advances of the defaulting Alternate Currency Borrower.”

          11. Notices. Section 9.1 is amended to add the following sentence:
“Any party may from time to time, by not less than five (5) Business Days’ prior written notice to the other party given as above set forth, change its address for purposes of receipt of any such Notice.”
          12. Effective Date. This First Amendment shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by Borrower, the Guarantors and the Alternate Currency Banks.
          13. Reaffirmation and Acknowledgment. Each of Borrower and the Guarantors hereby (a) reaffirms and admits the validity and enforceability of the Loan Documents and all of the obligations of Borrower and the Guarantors thereunder, (b) agrees and admits that the Borrower and the Guarantors have no defenses to or offsets against any such obligations, and (c) certifies that, following the execution and delivery of this First Amendment by each of Borrower, the Guarantors and the Banks, (i) no Default or Event of Default shall exist, and (ii) the representations and warranties contained in the Loan Documents, as amended hereby, are true and correct in all material respects on the date hereof (other than representations and warranties which expressly speak as of a different date).
          14. Entire Agreement. The Credit Agreement as amended by this First Amendment and the Alternate Currency Loan Documents constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.
          15. Governing Law. This First Amendment shall be governed by, and construed in accordance with, the law of the State of New York.
          16. Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.
          17. Headings, Etc. Section or other headings contained in this First Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this First Amendment.
          18. No Further Modifications. Except as modified herein, all of the terms and conditions of the Credit Agreement, as modified hereby shall remain in full force and effect and, as modified hereby, the Borrower confirms and ratifies all of the terms, covenants and conditions of the Credit Agreement in all respects.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INITIAL BORROWER:

AMB JAPAN FINANCE Y.K., a Japan kabushiki kaisha

By:

Name:
Title: Director
[SEAL]
[Signature Page to First Amendment to JPY Credit Agreement]

GUARANTORS:

AMB PROPERTY, L.P., a Delaware limited partnership

By: AMB PROPERTY
CORPORATION, a Maryland corporation and its sole general partner

By:	/s/ Tracy Abels

Name:	Tracy Abels
Title:	Vice President

AMB PROPERTY CORPORATION, a Maryland corporation

By:	/s/ Tracy Abels

Name:	Tracy Abels
Title:	Vice President
[Signature Page to First Amendment to JPY Credit Agreement]

QUALIFIED BORROWERS:

AMB AMAGASAKI 2 TMK

By:

Name: Title:

AMB NARITA 2 TMK

By:

Name: Title:

AMB JAPAN FINANCE 2 Y.K.

By:

Name: Title:

AMB SHIOHAMA TMK

By:

Name: Title:

AMB SHINKIBA TMK,

By:

Name: Title:
[Signature Page to First Amendment to JPY Credit Agreement]

AMB TSURUMI TMK,

By:

Name: Title:
AMB NARITA 1-2 TMK

By:

Name: Title:
AMB KASUGAI 2 TMK

By:

Name: Title:
AMB NANKO NAKA TMK

By:

Name: Title:
[Signature Page to First Amendment to JPY Credit Agreement]

AMB FUNABASHI 5 TMK
By:

Name: Title:
[Signature Page to First Amendment to JPY Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent and an Alternate Currency Bank

By:	/s/ William M. Ginn

Name:	William M. Ginn
Title:	General Manager
[Signature Page to First Amendment to JPY Credit Agreement]

THE BANK OF NOVA SCOTIA, TOKYO BRANCH, as an Alternate Currency Bank
By:	/s/ William G. Said
Name:	William G. Said
Title:	Vice President & Country Head

[Signature Page to First Amendment to JPY Credit Agreement]